Exhibit 23.1

Paritz & Company, P.A                                 15 Warren Street, Suite 25
Certified Public Accountants                        Hackensack, New Jersey 07601
                                                                  (201) 342-7753
                                                             Fax: (201) 342-7598



Board of Directors
AP Event Inc.
Husovo namesti 7,
Okres Praha - Zapad,
Czech Republic 25301

Gentlemen:

We consent to the use in this Amendment No.2 to the Registration Statement on Form S-1 of our report dated September 1, 2015 relating to the financial statements ofAP Event Inc. as of June 30, 2015, and for the period from October 16, 2014 (inception) to June 30, 2015, and to the reference to us under the heading "Experts" in such Registration Statement.


                                     /s/ Paritz & Company, P.A.
                                     --------------------------------------

Paritz & Company, P.A.
Hackensack, New Jersey
October 23, 2015